Exhibit 10.2

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 4, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and BOTTOMLINE TECHNOLOGIES (de), Inc., a Delaware corporation with its chief executive office located at 325 Corporate Drive, Portsmouth, New Hampshire 03801(“Borrower”).

1.	DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 28, 2001, evidences by, among other documents, a certain Loan and Security Agreement dated as of December 28, 2001, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 31, 2002, between Borrower and Bank, and as further amended by a certain Second Loan Modification Agreement dated January 19, 2004, between Borrower and Bank (as amended, the “Loan Agreement”). The Loan Agreement established a working capital line of credit in favor of Borrower in the maximum principal amount of Five Million Dollars ($5,000,000.00) (the “Committed Revolving Line”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.	DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

““Revolving Maturity Date” means December 26, 2004.”

and inserting in lieu thereof the following:

““Revolving Maturity Date” means March 26, 2005.”

4.	FEES. Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars and 00/100 ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of date hereof The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.	RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge/Intellectual Property Security Agreement dated as of December 28, 2001, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6.	RATIFICATION OF PERFECTION CERTIFICATE. Borrower acknowledges, confirms and agrees that the disclosures and information about Borrower provided to Bank in the Perfection Certificate dated January 9, 2004, is accurate in all material respects, as of the date thereof.

7.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.	RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.	NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10.	CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.	COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

BOTTOMLINE TECHNOLOGIES (de), Inc.		SILICON VALLEY BANK

By:	/s/ ROBERT EBERLE	By:	/s/ IRINA CASE
Name:	Robert Eberle	Name:	Irina Case
Title:	President	Title:	SVP